Exhibit 1.1

EDUCATION REALTY TRUST, INC.

Common Stock

($0.01 par value)

AMENDMENT NO. 1 TO THE

EQUITY DISTRIBUTION AGREEMENT

August 31, 2015

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement dated October 24, 2014 (the “Agreement”) by and among Education Realty Trust, Inc., a Maryland corporation (the “Company”), Education Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and KeyBanc Capital Markets Inc., (collectively, the “Parties”). On November 7, 2014, the Company and the Operating Partnership filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-199988) (the “New Registration Statement”), in respect of certain of the Company’s and the Operating Partnership’s securities, in anticipation of the expiration of the Company’s automatic shelf registration statement on Form S-3 (File No. 333-183790) (the “Expiring Registration Statement”). The Parties wish to amend the Agreement through this Amendment No. 1 (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein with effect on and after August 28, 2015 (the “Effective Date”). The Parties therefore hereby agree as follows:

1.            Amendment of the Agreement.

(a)          On and after the Effective Date, the references to “Registration Statement” shall refer to the New Registration Statement that became effective automatically upon filing in accordance with Rule 462(e) of the Act, including the exhibits and any schedules thereto, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act.

(b)          On and after the Effective Date, the references to: (i) “Basic Prospectus” shall refer to the prospectus dated November 7, 2014 filed as part of the New Registration Statement, as amended, in the form first furnished by the Company to the Manager for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the Time of Sale; (ii) “Prospectus Supplement” shall refer to the most recent prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the Act, in the form first furnished by the Company to the Manager for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the Time of Sale; and (iii) “Prospectus” in the Agreement shall refer to the Basic Prospectus together with the Prospectus Supplement.

KeyBanc Capital Markets Inc.

August 31, 2015

Page Two

(c)          Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Basic Prospectus,” “Prospectus Supplement” and “Prospectus,” contained in the Agreement.

2.             Governing Law. THIS AMENDMENT TO THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

3.             Counterparts. This Amendment may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Amendment may be delivered by any party by facsimile or other electronic transmission.

4.             Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

Terms used herein but not otherwise defined are used herein as defined in the Agreement.

KeyBanc Capital Markets Inc.

August 31, 2015

Page Three

If the foregoing is in accordance with your understanding of our agreement, please sign and return the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each of you.

Very truly yours,

EDUCATION REALTY TRUST, INC.

By:	/s/ Edwin B. Brewer, Jr.
	Name:	Edwin B. Brewer, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EDUCATION REALTY OPERATING PARTNERSHIP, LP

By:	Education Realty OP GP, its general partner

By:	/s/ Edwin B. Brewer, Jr.
	Name:	Edwin B. Brewer, Jr.
	Title:	Executive Vice President and Chief Financial Officer

KeyBanc Capital Markets Inc.

August 31, 2015

Page Four

The foregoing Amendment No. 1 to the Agreement is hereby confirmed and accepted as of the date first above written.

KEYBANC CAPITAL MARKETS INC.

By:	/s/ David Gruber
Name:	David Gruber
Title:	Managing Director